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                         INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of HNC Software, Inc. on Form S-8 of our report dated January 30, 1997, appearing in the current report on Form 8-K of HNC Software, Inc. filed on December 15, 1997.


DELOITTE & TOUCHE LLP


Costa Mesa, California
December 18, 1997